SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): February 8, 2008

CHATTEM, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-5905	62-0156300
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409
(Address of principal executive offices, including zip code)

(423) 821-4571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On February 8, 2008, Chattem, Inc. (the "Company") issued two press releases announcing that it had initiated a voluntary nationwide recall to the consumer level of its Icy Hot Heat Therapy products. One press release, addressed primarily to consumers and retailers, identified the affected products and provided instructions on product returns and the reporting of adverse reactions. A second press release, addressed primarily to shareholders and investors, provided historical information about the affected products and events leading to the recall and included discussion of the recall’s impact on fiscal 2008 earnings guidance.

The Company initiated the recall because it has received some consumer reports of first, second and third degree burns as well as skin irritation resulting from consumer use or possible misuse of the products. The recall affects all lots and sizes of (1) Icy Hot Heat Therapy Air Activated Heat – Back; (2) Icy Hot Heat Therapy Air Activated Heat – Arm, Neck, and Leg; and (3) Icy Hot Heat Therapy Air Activated Heat – Arm, Neck, and Leg single consumer use "samples" included on a limited promotional basis in cartons of 3oz. Aspercreme Pain Relieving Creme. The recall does not affect Chattem’s other topical pain care products, including other Icy Hot® products or any Aspercreme® products.

Sales of Icy Hot Heat Therapy in fiscal 2007 represented 2.3% of the Company’s total revenues of $423 million and less than 1% of its total earnings before interest, taxes, depreciation and amortization ("EBITDA").1 For fiscal 2008, Icy Hot Heat Therapy was forecasted to represent less than 2% of total revenues and less than 1% of EBITDA. In the first quarter of fiscal 2008, the Company expects to record a charge for the Icy Hot Heat Therapy recall related costs and expenses of approximately $6 million to $9 million, or $0.20 to $0.30 per share. The charge encompasses the return of products from the Company’s distributors, retail customers and end-user consumers, impairment of the affected in-house inventory and other recall-related costs.

Forward-Looking Statements

Statements in this report which are not historical facts, including, without limitation, statements concerning the amount of the charge the Company expects to record for the recall and forecasts of Icy Hot Heat Therapy revenues in fiscal 2008, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks, uncertainties and assumptions, including those described in our filings with the Securities and Exchange Commission, that could cause actual outcomes and results to differ materially from those expressed or projected. The forward-looking statements in this report are being made as of the date of this report, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

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1 EBITDA is a non-GAAP financial measure.  A reconciliation of EBITDA to net income reported in accordance with GAAP for fiscal year 2007 is provided in the unaudited consolidated statements of income included in the Company’s Form 8-K filed with the Securities and Exchange Commission on January 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 14, 2008	CHATTEM, INC.

	By:	/s/ Theodore K. Whitfield, Jr.
Theodore K. Whitfield, Jr.
Vice President, General Counsel and Secretary